Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to use our report dated April 20, 2023, with respect to the consolidated financial statements of Pagaya Technologies Ltd. for the year ended December 31, 2022, included in this post-effective Amendment No. 1 to the Registration Statement (Form F-1 No. 333-266228) and related Prospectus of Pagaya Technologies Ltd., dated April 20, 2023.

Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
April 20, 2023	A Member of Ernst & Young Global